UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2011

Vu1 CORPORATION

(Exact Name of Registrant as specified in its charter)

California
(State or other jurisdiction of incorporation)

000-21864	84-0672714
(Commission File Number)	(IRS Employer Identification No.)

469 Seventh Avenue, Suite 356 New York, NY	10018
(Address of principal executive offices)	(Zip Code)

(888) 985-8881
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities.

On February 8, 2011, we completed a private placement to eight institutional accredited investors of 4,911,112 shares of our common stock, at a purchase price of $0.45 per share, for gross proceeds of $2,210,000.  As part of the private placement, the investors were issued five-year warrants to purchase 4,911,112 shares of our common stock, at an initial exercise price of $0.60 per share.

For each of the warrants, the holder will be able to exercise the warrant on a so-called cashless basis at any time following the one-year anniversary of the closing of the private placement that a registration statement covering the shares of our common stock underlying such warrants is not effective.

The net proceeds from the private placement, following the payment of offering-related expenses, will be used by us for our capital expenditure requirements and for working capital and other general corporate purposes.  At the closing of the private placement, we paid Rodman & Renshaw LLC, the placement agent for the private placement, cash compensation of 7% of the gross proceeds of the private placement and a five-year warrant to purchase up to 343,778 shares of our common stock, at an initial exercise price of $0.60 per share.

We have agreed, pursuant to the terms of a registration rights agreement with the investors, to (i) file a shelf registration statement with respect to the resale of the shares of our common stock sold to the investors and shares of our common stock issuable upon exercise of the warrants with the SEC on or before April 10, 2011; (ii) use our best efforts to have the shelf registration statement declared effective by the SEC as soon as possible after the initial filing, and in any event no later than 90 days after the closing date (or 150 days in the event of a review of the shelf registration statement by the SEC), and (iii) keep the shelf registration statement effective until all registrable securities may be sold under Rule 144 under the Securities Act of 1933.  If we are unable to comply with any of the above covenants, we will be required to pay liquidated damages to the investors in the amount of 1.5% of the investors’ purchase price per month during such non-compliance (capped at a maximum of 10% of the purchase price), with such liquidated damages payable in cash.

The investors agreed, pursuant to the securities purchase agreement, not to engage in any short sales (as defined in the agreement) until the earlier of the effective date of the shelf registration statement referred to above or the date when the shares of our common stock sold to the investors and shares of our common stock issuable upon exercise of the warrants are eligible for sale under Rule 144 under the Securities Act of 1933.  We also granted the investors the right to participate in future equity financing transactions within the 12 months following the closing of the private placement and agreed to certain restrictions on our ability to sell our equity securities until 60 days after the effective date of the shelf registration statement.

Copies of the definitive agreements relating to the issuance and sale of the common stock and warrants are filed herewith as Exhibits 4.1, 10.1 and 10.2, and are incorporated herein by reference.  The foregoing summary descriptions of the definitive agreements are qualified in their entirety by reference to the full texts of each of such exhibits.

On February 4, 2011, we issued a press release announcing the private placement.  A copy of the press release is attached hereto as Exhibit 99.1.

In addition, between December 31, 2010 and February 4, 2011 we privately sold a total of 1,103,000 shares of our common stock at $0.50 per share and two-year warrants to purchase up to 551,500 shares of our common stock with an exercise price of $1.00 per share to a small group of accredited investors.  Included in these amounts are 133,000 shares of our common stock and 66,500 warrants issued upon the conversion of accounts payable.  No commissions were paid on these sales.

The above described common stock, warrants and common stock issuable upon exercise of the warrants have not been registered under the Securities Act of 1933, and were issued and sold in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act and Regulation D promulgated thereunder.  These securities may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Securities Act.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

4.1	Form of Common Stock Purchase Warrant of Vu1 Corporation, dated February 3, 2011, for each investor.

10.1	Securities Purchase Agreement, dated as of February 3, 2011, between Vu1 Corporation and each purchaser identified on the signature pages thereto.

10.2	Registration Rights Agreement, dated as of February 3, 2011, between Vu1 Corporation and each of the several purchasers signatory thereto.

99.1	Press Release issued by Vu1 Corporation on February 4, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VU1 CORPORATION

Date: February 11, 2011	By:	/s/ Matthew J. DeVries
Matthew J. DeVries
Chief Financial Officer